                                                                    EXHIBIT 10.1

                              SETTLEMENT AGREEMENT
                              --------------------


     WHEREAS Richard J. Clark, Richard K. Clark and Dennis E. Clark ("Plaintiffs") were formerly the stockholders of Clark Industries, Inc. ("CII") and sold their stock to Morrison Knudsen Corporation on or about December 30, 1993, in exchange for shares of MK common stock (the "Exchange Agreement");

     WHEREAS each Plaintiff entered into a non-compete agreement (the "Non-Compete Agreements") in connection with the December 30, 1993 Exchange Agreement between Plaintiffs and MK, pursuant to which shares of MK common stock are being held in escrow (the "Non-Compete Escrowed Stock");

     WHEREAS a Deposit Escrow Agreement (the "Deposit Escrow Agreement") was separately entered into to secure the payment for the benefit of MK of a certain receivable of CII maintained on CII's books as of the date of the Exchange Agreement (the "Deposit Agreement Escrowed Stock");

     WHEREAS the Plaintiffs, having acquired their shares of MK stock on or about December 30, 1993, were eligible to participate in the settlement of the litigation entitled In re Morrison Knudsen Corporation Securities Litigation,
                    --------------------------------------------------------
Case No. 94-CV-3345-EJL, which was adjudicated and dismissed with prejudice by the United States District Court for the District of Idaho (the "Securities Class Actions"), but chose to opt-out of participation in the settlement of the Securities Class Actions;

     WHEREAS Plaintiffs have filed a civil action against Morrison Knudsen Corporation, a Delaware corporation, Morrison Knudsen Corporation, an Ohio corporation (collectively "MK") and William J. Agee, the former Chairman of MK ("Agee") (the "Litigation");

     WHEREAS MK has certain indemnity obligations to Agee, which may be implicated by reason of Plaintiffs' claims against Agee and which will be avoided by reason of the settlement between Plaintiffs and MK;

     WHEREAS Continental Casualty Company ("CNA") issued to MK a Directors and Officers Liability Insurance Policy, Excess Policy No. DOX 120181375, for the period from June 1, 1994 to June 1, 1995, with certain coverage extended to June 1, 1996 (the "Policy");

     WHEREAS the Plaintiffs and MK desire to resolve and terminate all controversies and claims between them on the terms hereinafter set forth:

     NOW THEREFORE, the Plaintiffs, MK, Agee and CNA, for and in consideration of the mutual promises, releases and covenants herein set forth, agree as follows:

     1. Within ten (10) business days of execution of this Agreement by all parties, CNA, at the direction of Agee, agrees to pay to Plaintiffs the sum of two-hundred, seventy-five thousand dollars ($275,000.00), which amount will reduce the remaining limits of liability available under the Policy by a like amount.

     2.  MK agrees to release to Plaintiffs the Deposit

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Agreement Escrowed Stock upon the effective date of this Agreement.

     3. Plaintiffs, MK and Agee will forthwith file all papers necessary to effect the dismissal with prejudice of the Litigation, each party to bear its own costs.

     4. Each of Plaintiffs, for and on behalf of himself and his respective spouse, assigns, heirs, legatees, devisees, partners, and affiliates, does hereby release MK and Agee and his or its respective present and former employees, officers, directors, stockholders, partners, subsidiaries, affiliates, predecessors, successors, assigns, principals, agents, attorneys, spouse, heirs, devisees, trustees, and insurers, including but not limited to CNA, from any and all demands, rights, liabilities, claims, causes of action, contracts, warranties and guaranties of every nature and description whatsoever, in law or equity, known or unknown, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of contract, breach of warranty, breach of fiduciary duty (including, without limitation, the duties of care, loyalty and/or candor), fraud, negligent misrepresentation, violation of any federal or state statutes, rules, or regulations; either directly, in a representative capacity, or any other capacity, arising out of, relating to, or in connection with: (i) any matter that was or could have been raised in the Securities Class Actions or the Litigation; (ii) the acquisition or disposition of common stock of MK or CII at any time prior to the date of this Settlement Agreement; (iii) any contracts or

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agreements between Plaintiffs and MK; (iv) the formation, operation, finances, financial statements, securities, or business of MK on or before the date of this Settlement Agreement; and/or (v) the Policy.

     5. MK, for and on behalf of itself and its present and former employees, officers, directors, stockholders, subsidiaries, affiliates, predecessors, successors, assigns, and agents, and Agee, for and on behalf of himself and his spouse, assigns, heirs, legatees, devisees, partners, and affiliates, do hereby release Plaintiffs and their respective spouses, heirs, assigns, legatees, devisees, partners and affiliates from any and all demands, rights, liabilities, claims, causes of action, contracts, warranties, and guaranties of every nature and description whatsoever, in law or equity, known or unknown, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of contract, breach of warranty, breach of fiduciary duty (including, without limitation, the duties of care, loyalty, and/or candor), fraud, negligent misrepresentation, violation of any federal or state statutes, rules, or regulations, either directly, in a representative capacity, or any other capacity, arising out of, relating to, or in connection with: (i) any matter that was or could have been raised in the Securities Class Actions or the Litigation; (ii) the acquisition or disposition of the common stock of MK or CII at any time prior to the date of this Settlement Agreement; (iii) any contract or agreement between Plaintiffs and MK, including but not limited to the

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

Deposit Escrow Agreement; and/or (iv) the formation, operation, finances, financial statements, securities, or business of CII on or before the date of this Settlement Agreement.

     6. MK, for and on behalf of itself and its present and former employees, officers, directors, stockholders, subsidiaries, affiliates, predecessors, successors, assigns, and agents, does hereby release CNA, its present and former employees, officers, directors, subsidiaries, affiliates, predecessors, successors, assigns, and agents, from any and all demands, rights, liabilities, damages, costs, costs of defense, settlements, claims, causes of action, contracts, warranties, and guaranties of every nature and description whatsoever, in law or equity, known or unknown, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of contract, breach of warranty, breach of fiduciary duty (including, without limitation, the duties of care, loyalty, and/or candor), breach of the duty of good faith and fair dealing, fraud, negligent misrepresentation, violation of any federal or state statutes, rules, or regulations, either directly, in a representative capacity, or any other capacity, arising out of, relating to, or in connection with (i) any matter that was or could have been raised by Plaintiffs in the Litigation; and/or (ii) any claim for coverage under the Policy with respect to the Litigation.

     7. Agee, for and on behalf of himself and his spouse, assigns, heirs, legatees, devisees, partners, and affiliates, does hereby release CNA, its present and former employees,

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

officers, directors, subsidiaries, affiliates, predecessors, successors, assigns, and agents, from any and all demands, rights, liabilities, damages, costs, costs of defense, settlements, claims, causes of action, contracts, warranties, and guaranties of every nature and description whatsoever, in law or equity, known or unknown, asserted or that might have been asserted, including, without limitation, claims for negligence, gross negligence, breach of contract, breach of warranty, breach of fiduciary duty (including, without limitation, the duties of care, loyalty, and/or candor), breach of the duty of good faith and fair dealing, fraud, negligent misrepresentation, violation of any federal or state statutes, rules, or regulations, either directly, in a representative capacity, or any other capacity, arising out of, relating to, or in connection with (i) any matter that was or could have been raised by Plaintiffs in the Litigation; and/or (ii) any claim for coverage under the Policy with respect to the Litigation.

     8. For purposes of the foregoing paragraphs 4, 5, 6 and 7, "unknown claims" means claims which any of Plaintiffs, MK or Agee (the "Releasing Parties") does not know or suspect to exist in their favor at the time this Settlement Agreement is executed which, if known by them, might have affected their decision to settle the Litigation. The Releasing Parties expressly waive any and all rights that they may have under any statute or common law principle that would limit the effect of the foregoing releases to those claims actually known or suspected to exist at the time of execution of this Settlement

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Agreement, including the provisions of Section 1542 of the California Civil
Code, to the extent deemed applicable (notwithstanding that this Settlement Agreement does not provide for the application of California law), which provides as follows:

     (S) 1542.  General release; extent
                -----------------------

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

          9. In the event that a bankruptcy case is commenced by or against MK, and the court having jurisdiction over the bankruptcy case enters an order that has become final and nonappealable determining the funds paid by CNA pursuant to paragraph 1 above, or any portion thereof, to be recoverable by MK as a preference, voidable transfer, fraudulent transfer or similar transaction, then Plaintiffs may elect to have the releases given and judgment entered in favor of MK pursuant to paragraph 4 hereof become null and void, and Plaintiffs and MK shall thereupon be restored to their respective positions in the Litigation as of May 1, 1996, except insofar as the Litigation is affected by the filing of the bankruptcy case. The releases given to CNA and Agee shall not become null and void or otherwise be affected by this paragraph or any such order or recovery. Provided however, in the event that the proceedings in the bankruptcy case result in any recovery of the proceeds of this settlement by CNA, CNA agrees to deposit such proceeds in an escrow account for the benefit of Plaintiffs until such time as

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CNA and Plaintiffs can fully effectuate the provisions of this Settlement
Agreement.

          10. Notwithstanding Paragraphs 4 and 5 of this Agreement, nothing contained in this Agreement shall serve to release Plaintiffs, or any of them, from any obligations which they may have as a result of the Non-Compete Agreements executed by Plaintiffs in connection with the Exchange Agreement.

          11. Notwithstanding Paragraphs 4, 5, 6 and 7 of this Agreement, neither Plaintiffs, MK, Agee nor CNA release(s) any claim relating to any breach of this Settlement Agreement.

          12. Notwithstanding anything set forth herein to the contrary, this Settlement Agreement shall not in any manner whatsoever effect the employment relationship between Plaintiffs and MK Rail Corporation and/or CII, and/or any other obligations of Plaintiffs to MK Rail Corporation and/or CII, and/or any other obligations of MK Rail Corporation and/or CII to Plaintiffs existing on or before the date of this Settlement Agreement.

          13. Plaintiffs, MK, Agee and CNA each stipulates and warrants that this Agreement constitutes a compromise and settlement of disputed claims and matters which are in controversy; that each has negotiated this Agreement with the assistance and advice of independent legal counsel and the benefit of all information, investigation, legal research, and/or other action which each such party and/or its counsel has deemed desirable before commencing or concluding such negotiations; and that, due to the nature of this Agreement and the adversary litigation being settled hereby, such party has not relied or

                                      -8-
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predicated its assent hereto upon any representation by any other party made otherwise than in this Agreement or any duty of such other party to disclose any facts. Each party further unconditionally and irrevocably represents to and stipulates with each other party that (a) the settlement of each party's claim and/or defense prescribed by this Agreement is reasonable, taking into account all the benefits received and rights given up by that party, and all other relevant factors; (b) the formation and performance of this Agreement each constitutes a contemporaneous exchange of the considerations prescribed, for new value in each case; and (c) the values exchanged by each party with each other party, and with all other parties, in both the formation and performance of this Agreement, are reasonably equivalent.

          14. Neither the negotiation nor any term of this Agreement nor any act hereunder is intended to or shall be asserted to constitute or evidence any admission by any party that any settled claim referred to herein is either valid or invalid or that coverage under the Policy for any such claim is or is not available.

          15. This Agreement shall be governed by the law of Delaware, excluding its conflict of laws principles.

          16. This Agreement may be signed in counterparts, each of which shall constitute an original.


                              MORRISON KNUDSEN CORPORATION


                              By: /s/ Richard D. Parry
                                  -------------------------
                              Dated:  May 20, 1996
                                    -----------------------

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                              /s/ William J. Agee
                              -----------------------------
                              William J. Agee

                              Dated:  May 22, 1996
                                    -----------------------

                              /s/ Richard J. Clark
                              -----------------------------
                              Richard J. Clark

                              Dated:  May 21, 1996
                                    -----------------------

                              /s/ Richard K. Clark
                              -----------------------------
                              Richard K. Clark

                              Dated:  May 21, 1996
                                    -----------------------

                              /s/ Dennis E. Clark
                              -----------------------------
                              Dennis E. Clark

                              Dated:  May 21, 1996
                                    -----------------------


                              CONTINENTAL CASUALTY COMPANY


                              By: /s/ Thomas F. Taylor
                                 --------------------------
                              Dated:  May 29, 1996
                                    -----------------------

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